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                                                                     Exhibit 5.3



                  LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.


                                             May 27, 2003



U.S. Home & Garden Trust I
655 Montgomery Street
Suite 830
San Francisco, California  94111

                  Re:      U.S. Home & Garden Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Easy Gardener Products, Ltd., a Texas limited partnership (the "Company"), and U.S. Home & Garden Trust I, a Delaware statutory trust (the "Trust") (we understand that the Trust will change its name to "Easy Gardener Trust I"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as of March 16, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 16, 1998;

                  (b) The Trust Agreement of the Trust, dated as of March 16, 1998, among U.S. Home & Garden, Inc., a Delaware corporation ("Home & Garden"), as depositor, and the trustees of the Trust named therein;

                  (c) The Amended and Restated Trust Agreement of the Trust, dated as of April 17, 1998 (including Exhibits A, C and E thereto) (the "Initial Trust Agreement"), among Home & Garden, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

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U.S. Home & Garden Trust I
May 27, 2003
Page 2


                  (d) A form of Second Amended and Restated Trust Agreement of the Trust (including Exhibits A, C and E thereto) (the "Trust Agreement"), to be entered into among the Company, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and consented and agreed to by Home & Garden, attached as an exhibit to the Registration Statement (as defined below);

                  (e) The Prospectus, dated April 13, 1998 (the "Initial Prospectus"), relating to the 2,530,000 9.40% Cumulative Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust issued on April 17, 1998 (each, a "Preferred Security" and collectively, the "Preferred Securities");

                  (f) The Amendment No. 2 to the Registration Statement on Form S-4 (the "Registration Statement"), including a proxy/prospectus (the "Prospectus"), relating to the Preferred Securities, as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about May 27, 2003; and

                  (g) A Certificate of Good Standing for the Trust, dated May 27, 2003, obtained from the Secretary of State.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Initial Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly

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U.S. Home & Garden Trust I
May 27, 2003
Page 3



created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each party to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security was issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Initial Trust Agreement and the Initial Prospectus, (vii) that the Preferred Securities were issued and sold to the Preferred Security Holders in accordance with the Initial Trust Agreement and the Initial Prospectus, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement or the Initial Prospectus and assume no responsibility for their contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

                  2. The Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Preferred Security Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

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U.S. Home & Garden Trust I
May 27, 2003
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                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ RICHARDS, LAYTON & FINGER, P.A.